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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectuses of Radius Health, Inc. for the registration of up to $150,000,000 in aggregate principal amount of Radius Health, Inc.'s common stock, preferred stock, warrants and/or units and to the incorporation by reference therein of our report dated February 26, 2014 (except for Note 19, as to which the date is April 2, 2014), with respect to the financial statements of Radius Health, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 2, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM